EXHIBIT 23.1




              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS



To the Board of Directors
Dahua, Inc.

As independent registered public accountants of Dahua Inc. we hereby consent to the use of our report dated March 23, 2005, with respect to the consolidated financial statements of Dahua Inc. and subsidiaries in the Registration Statement of Dahua Inc. on Form SB-2, Amendment No. 3, which is to be filed by Dahua Inc. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.


/s/ Child, Sullivan & Company
--------------------------------
CHILD, SULLIVAN & COMPANY

Kaysville, Utah
March 2, 2006